                                                                    EXHIBIT 99.1


                     NEXPRISE, INC. REPORTS RESULTS FOR THE
                              FIRST QUARTER OF 2003

CARLSBAD, CA -- APRIL 24, 2003 -- NexPrise, Inc. (Nasdaq: NXPS), a leading source for business process applications, today announced results for the three months ended March 31, 2003.

For the first quarter of 2003 NexPrise reported bookings, which represent contracted revenue for the next twelve months, of approximately $1,518,000, an increase of 101% from the first quarter of 2002 and 47% from the fourth quarter of 2002. Revenues, which are the value of customer agreements recognized evenly over the length of the contracts, were $721,000 for the quarter, an increase of 7% from the first quarter of 2002. Cost of revenues in the first quarter of 2003 was $772,000, including $491,000 of purchased technology amortization. In the first quarter of 2002, cost of revenues was $537,000 and included $221,000 of purchased technology amortization.

Operating expenses in the first quarter of 2003 were $2.5 million, a decrease of 56% from the $5.6 million reported for the first quarter of 2002 and a decrease of 83% from the $14.3 million reported for the fourth quarter of 2002. Operating expenses in the fourth quarter of 2002 included an $11.7 million charge for impairment of goodwill. As of March 31, 2003, NexPrise's cash, cash equivalents and short-term investments were approximately $9.6 million. Total cash used in the first quarter of 2003 was $700,000, an improvement of approximately $3.8 million from the first quarter of 2002 and of approximately $400,000 from the fourth quarter of 2002. The net loss per share in the first quarter of 2003 was $0.83 as compared to $2.22 in the same quarter last year.

NexPrise CEO Ted Drysdale said, "Bookings showed continued strong growth again this quarter in an economic environment that is difficult for many businesses." Mr. Drysdale added, "We are also very pleased with our overall cash management. The reductions in our cost structure made over the past several quarters are paying dividends. Tight expense control and our focus on receivables management contributed to record low use of cash in the quarter."

NexPrise also announced it would be moving to the Nasdaq SmallCap Market from the Nasdaq National Market effective April 25, 2003.

ABOUT NEXPRISE

NexPrise, Inc., a leading source for business process applications, markets solutions that can enable manufacturers to rapidly automate key business processes and produce a return on investment in less than 6 months. These solutions complement and expand on currently installed enterprise systems and allow for the ongoing process improvements companies require to meet their changing business demands. NexPrise, Inc. is headquartered in Carlsbad, California. For more information, please visit www.nexprise.com.

SAFE HARBOR STATEMENT

This press release contains "forward-looking" statements, as that term is used in Section 21E of the Securities Exchange Act of 1934, about NexPrise, Inc. Forward-looking statements are denoted by such words as "contracted revenue" or "continued momentum" and similar terms and phrases. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, NexPrise's ability to collect revenues associated with such contracts and its ability to continue to generate business from new contracts. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements

                                 NEXPRISE, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                   MARCH 31,        DECEMBER 31,
                                                                     2003              2002
                                                                   ---------         ---------
                                                                   UNAUDITED            (1)
                           ASSETS
Current assets:
    Cash and cash equivalents                                      $   2,515         $   3,225
    Short-term investments                                             7,050             7,050
    Accounts receivable                                                  223               560
    Prepaid expenses                                                     444               671
    Other current assets                                                 332               841
                                                                   ---------         ---------
      Total current assets                                            10,564            12,347
Property and equipment, net                                              229               339
Intangible assets, net                                                 8,405             9,150
Other long-term assets, net                                            1,216             1,168
                                                                   ---------         ---------
      Total assets                                                 $  20,414         $  23,004
                                                                   =========         =========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                               $     137         $     160
    Accrued compensation                                                 674               646
    Accrued expenses                                                   2,360             2,374
    Deferred revenue                                                     714               711
    Accrued liabilities relating to discontinued operations              334               336
                                                                   ---------         ---------
      Total current liabilities                                        4,219             4,227
Notes payable                                                         11,843            11,843
Stockholders' equity:
    Preferred stock, no par value:2,500 shares authorized:
    none issued or outstanding                                            --                --
    Common stock, $.0002 par value; 175,000 shares
    authorized; 3,230 and 3,230 shares issued and
    outstanding                                                           10                10
    Additional paid-in capital                                       631,765           631,764
    Deferred compensation                                               (332)             (416)
    Accumulated deficit                                             (627,243)         (624,576)
    Accumulated other comprehensive income                               152               152
                                                                   ---------         ---------
      Total stockholders' equity                                       4,352             6,934
                                                                   ---------         ---------
      Total liabilities and stockholders' equity                   $  20,414         $  23,004
                                                                   =========         =========

----------

(1)      Derived from December 31, 2002 audited financial statements

                                 NEXPRISE, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                         THREE MONTHS
                                                                        ENDED MARCH 31,
                                                                    -----------------------
                                                                     2003            2002
                                                                    -------         -------
Net revenues                                                        $   721         $   674
Cost of revenues:
    Product licenses and services                                       281             316
    Amortization of purchased technology                                491             221
                                                                    -------         -------
    Total cost of revenues                                              772             537
Gross profit                                                            (51)            137

Operating expenses:
    Research and development                                            794           1,799
    In process research and development                                  --             399
    Sales and marketing                                                 967           1,671
    General and administrative                                          699           1,723
                                                                    -------         -------
    Total operating expenses                                          2,460           5,592
                                                                    -------         -------
Operating loss                                                       (2,511)         (5,455)
Interest expense                                                       (189)           (177)
Interest income and other, net                                           33              20
Investment loss                                                          --          (1,349)
                                                                    -------         -------
Net loss                                                            $(2,667)        $(6,961)
                                                                    =======         =======

Basic and diluted loss per share                                    $ (0.83)        $ (2.22)

Weighted average common shares outstanding used in computing
basic and diluted net loss per share                                  3,218           3,131


For Media Inquiries

Tom Anthony
NexPrise, Inc.
(760) 804-1333
tanthony@nexprise.com